UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

5501 LBJ Freeway
5th Floor
Dallas
Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
General
As previously announced, on October 9, 2020, Wingstop Inc. (the “Company,” “we,” “our,” or “us”) entered into a definitive agreement relating to a refinancing of its existing securitized financing facility pursuant to a privately placed securitization transaction (the “2020 Recapitalization”). To complete the 2020 Recapitalization, on October 30, 2020 (the “Closing Date”), Wingstop Funding LLC, a Delaware limited liability company (the “Issuer”), a limited purpose, bankruptcy-remote, indirect wholly owned subsidiary of the Company issued $480 million of its Series 2020-1 2.84% Fixed Rate Senior Secured Notes, Class A-2 (the “2020 Class A-2 Notes”). The offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the 2020 Class A-2 Notes, the Issuer also entered into a revolving financing facility of Series 2020-1 Variable Funding Senior Notes, Class A-1 (the “2020 Variable Funding Notes”), which permits borrowings of up to a maximum principal amount of $50 million, which may be used to issue letters of credit. The 2020 Class A-2 Notes and the 2020 Variable Funding Notes are referred to collectively as the “2020 Notes.” Subject to certain limitations, the 2020 Notes are secured by certain of the Company’s domestic and foreign revenue-generating assets, consisting principally of franchise-related agreements, intellectual property, and vendor rebate contracts (collectively, the “Securitized Assets”), that were previously contributed or otherwise transferred to the Issuer and certain other limited-purpose, bankruptcy-remote, wholly owned indirect subsidiaries of the Company (collectively, the “Securitization Entities”) that act as Guarantors (as defined below). See also “Guarantees and Collateral,” described below.
2020 Class A-2 Notes
The 2020 Class A-2 Notes were issued under an Amended and Restated Base Indenture (the “Base Indenture”) and the related Series 2020-1 Supplement thereto (the “Series 2020-1 Supplement”), each dated October 30, 2020, by and between the Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture and the Series 2020-1 Supplement (collectively, the “Indenture”) will allow the Issuer to issue additional series of notes in the future, subject to certain conditions set forth therein.
Interest and principal payments on the 2020 Class A-2 Notes are payable on a quarterly basis. The requirement to make such quarterly principal payments on the 2020 Class A-2 Notes is subject to certain financial conditions set forth in the Indenture. The legal final maturity date of the 2020 Class A-2 Notes is in December of 2050, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment date of the 2020 Class A-2 Notes will be in December 2027. If the Issuer has not repaid or refinanced the 2020 Class A-2 Notes prior to the anticipated repayment date, additional interest will accrue on the 2020 Class A-2 Notes in an amount equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States Treasury Security having a term closest to 10 years, plus (ii) 5.00%, plus (iii) 2.28%, exceeds the original interest rate of the 2020 Class A-2 Notes.
2020 Variable Funding Notes
In connection with the issuance of the 2020 Class A-2 Notes, the Issuer also entered into a revolving financing facility consisting of 2020 Variable Funding Notes, which permits borrowings of up to a maximum principal amount of $50 million, which may be used to issue letters of credit, and a portion of which may be funded on a delayed basis in accordance with the terms of the revolving financing facility. The 2020 Variable Funding Notes were issued under the Indenture and allow for borrowings on a revolving basis. Borrowings and certain additional terms related to the 2020 Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated October 30, 2020, by and among the Issuer, the Guarantors, Wingstop Restaurants Inc., as manager (the “Manager”), certain conduit investors, financial institutions, and funding agents, Barclays Bank PLC, as swingline lender, administrative agent and provider of letters of credit (the “2020 Variable Funding Note Purchase Agreement”). The 2020 Variable Funding Notes will be governed by both the 2020 Variable Funding Note Purchase Agreement and the Indenture. Depending on the type of borrowing under the 2020 Variable Funding Notes, interest on the 2020 Variable Funding Notes will be based on (i) the prime rate, (ii) overnight federal funds rates, (iii) the London interbank offered rate for U.S. Dollars or (iv) with respect to advances made by conduit investors, the weighted average cost of, or related to, the issuance of commercial paper allocated to fund or maintain such advances, in each case plus any applicable margin, as more fully set forth in the 2020 Variable Funding Note Purchase Agreement and the Series 2020-1 Supplement. The 2020 Variable Funding Note Purchase Agreement provides that upon certain benchmark transition events or an early-opt out election, certain provisions relating to the London interbank offered rate for U.S. Dollars may be amended by the Issuer and the administrative agent. The Issuer has not drawn on the 2020 Variable Funding Notes as of the Closing Date.

There is a commitment fee on the unused portion of the 2020 Variable Funding Notes facility, which is 30 basis points based on the utilization under the 2020 Variable Funding Notes facility. It is anticipated that the principal and interest on the 2020 Variable Funding Notes will be repaid in full on or prior to December of 2025, subject to two additional one-year extensions at the option of the Manager. Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the 2020 Variable Funding Notes equal to 5.00% per annum.
Guarantees and Collateral
Pursuant to the Amended and Restated Guarantee and Collateral Agreement, dated October 30, 2020, by and among Wingstop Guarantor LLC and Wingstop Franchising LLC, each as a guarantor of the 2020 Notes (collectively, the “Guarantors”), in favor of the Trustee (the “Guarantee and Collateral Agreement”), the Guarantors guarantee the 2020 Notes and the obligations of the Issuer under the Indenture and related documents and secure the guarantee by granting a security interest in the Securitized Assets, subject to certain limitations as set forth therein.
The 2020 Notes are obligations only of the Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. The pledge and security interest provisions with respect to the Issuer are included in the Base Indenture. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Issuer under the Indenture or the 2020 Notes.
Management of the Securitized Assets
None of the Securitization Entities have employees. Each of the Securitization Entities entered into an Amended and Restated Management Agreement, dated October 30, 2020, by and among the Securitization Entities, the Manager, and the Trustee (the “Management Agreement”). The Manager will act as the manager with respect to the Securitized Assets. The primary responsibilities of the Manager will be to perform certain franchising, intellectual property, and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The Manager will be entitled to the payment of the weekly management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and will be subject to the liabilities set forth in the Management Agreement.
The Manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and the management standards set forth in the Management Agreement. Subject to limited exceptions set forth therein, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.
Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the trustee, and certain other parties, and their respective members, officers, directors, employees, and agents for all claims, penalties, fines, forfeitures, losses, legal fees, and related costs and judgments and other costs, fees, and reasonable expenses that any of them may incur as a result of (a) the failure of the Manager to perform its obligations under the Management Agreement, (b) the breach by the Manager of any representation or warranty or covenant under the Management Agreement, or (c) the Manager’s negligence, bad faith, or willful misconduct in the performance of its duties.
Covenants and Restrictions
The 2020 Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Issuer maintains specified reserve accounts to be used to make required payments in respect of the 2020 Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the 2020 Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, that the assets pledged as collateral for the 2020 Notes are in stated ways defective or ineffective, and (iv) covenants relating to recordkeeping, access to information, and similar matters. The 2020 Class A-2 Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain stated debt service coverage ratios, the sum of global gross sales for specified restaurants being below certain levels on certain measurement dates, certain change of control and manager termination events, an event of default, and the failure to repay or refinance the 2020 Class A‑2 Notes on the applicable anticipated repayment date or scheduled maturity date. The 2020 Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the 2020 Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, and certain judgments.

Use of Proceeds
On the Closing Date, a portion of the net proceeds of the offering were used (i) to repay the remaining balance of approximately $316.8 million of the Issuer’s Series 2018-1 Class A-2 Notes, together with accrued and unpaid interest and make-whole prepayment consideration due thereon and to repay the outstanding principal balance of approximately $16 million of the Issuer’s Series 2018-1 Class A-1 Notes , which, together with the Issuer’s Series 2018-1 Class A-2 Notes were issued under the original Base Indenture, dated as of November 6, 2018, by and between the Issuer and the Trustee, together with the associated accrued and unpaid interest and accrued and unpaid commitment fees, after which the Series 2018-1 Class A-1 Notes were terminated, and (ii) to pay fees and expenses related to the issuance of the 2020 Notes. The Company intends to use the remaining proceeds for general corporate purposes, including the return of cash to the Company’s stockholders through the issuance of a special dividend, as described in more detail below under Item 8.01.
The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture, the Series 2020-1 Supplement, the 2020 Variable Funding Note Purchase Agreement, the Guarantee and Collateral Agreement and the Management Agreement, which have been filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, hereto and are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02.	Termination of a Material Definitive Agreement
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.02.	Results of Operations and Financial Condition
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act, if such subsequent filing specifically references this Form 8-K.
On November 2, 2020, the Company issued a press release reporting the Company’s financial results for its fiscal third quarter ended September 26, 2020 and announcing the completion of the Recapitalization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety. The press release uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, and adjusted selling, general and administrative (“SG&A”) costs. A discussion of these financial measures, including a discussion of the usefulness and purpose of each measure, is included below.
EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities as a measure of our liquidity.
We define “EBITDA” as net income before interest expense, net, income tax expense, and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for transaction costs, costs and fees associated with investments in our strategic initiatives, gains and losses on the disposal of assets, and stock-based compensation expense. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations on a period-over-period basis and would ordinarily add back non-cash expenses such as depreciation and amortization, as well as items that are not part of normal day-to-day operations of our business.
Management uses EBITDA and Adjusted EBITDA:
•as a measurement of operating performance because they assist management in comparing the operating performance of our restaurants on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;

•to evaluate the performance and effectiveness of our operational strategies;
•to evaluate our capacity to fund capital expenditures and expand our business; and
•to calculate incentive compensation payments for our employees, including assessing performance under our annual incentive compensation plan and determining the vesting of performance-based equity awards.
By providing these non-GAAP financial measures, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, the instruments governing our indebtedness may use EBITDA (with additional adjustments) to measure our compliance with covenants. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as an alternative to, or a substitute for, net income or other financial statement data presented in our consolidated financial statements as indicators of financial performance. Some of the limitations are:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.
Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the press release attached hereto as Exhibit 99.1, Adjusted EBITDA includes adjustments for transaction costs, costs and fees associated with investments in our strategic initiatives, gains and losses on the disposal of assets, and stock-based compensation expense. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period-to-period, do not directly relate to the ongoing operations of our restaurants, and complicate comparisons of our internal operating results and operating results of other restaurant companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the press release help management measure our core operating performance over time by removing items that are not related to day-to-day operations.
Adjusted SG&A. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for transaction costs, costs and fees associated with investments in our strategic initiatives, consulting fees and stock-based compensation expense. Additionally, SG&A is further adjusted for items which have offsetting contributions that are included in revenue, such as convention-related expenses and expenses associated with national advertising. Adjusted SG&A is a supplemental measure of operating performance that does not represent and should not be considered an alternative to selling, general and administrative costs, as determined by GAAP. This measure has not been prepared in accordance with Article 11 of Regulation S-X promulgated under the Securities Act. Management believes adjusted SG&A supplements GAAP measures and enables management to more effectively evaluate the Company’s performance period-over-period and relative to competitors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Quarterly Dividend
On October 29, 2020, the Company’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.14 per share of common stock. The dividend is payable on December 10, 2020 to stockholders of record as of the close of business on November 20, 2020. The declaration of any future dividends is subject to the Board’s discretion.
Special Dividend
On October 30, 2020, the Board declared a special dividend of $5.00 per share of common stock payable to stockholders of record as of November 20, 2020, to be paid on December 3, 2020. The dividend is expected be funded through proceeds from the issuance and sale of the 2020 Notes. A portion of the special dividend that is equal to the Company’s current and accumulated earnings and profits through fiscal year end December 26, 2020 will be taxable to stockholders as a qualified dividend for U.S. federal income tax purposes. While the tax treatment of the special dividend cannot be concluded with certainty until 2021, the Company expects approximately 80% - 90% of the dividend to be in excess of the Company’s earnings and profits. Stockholders are encouraged to consult with their financial and tax advisors regarding circumstances of their individual situation.
The Company intends to provide a preliminary estimate of its accumulated earnings and profits through fiscal year end December 26, 2020 in the Investor Relations section of its website (www.wingstop.com). Since the earnings and profits amount will not be finalized until the Company completes its corporate income tax returns for the December 26, 2020 fiscal year, the Company expects to provide final information as soon as it is available, but no later than October 2021.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
4.1	Amended and Restated Base Indenture, dated as of October 30, 2020, by and between Wingstop Funding LLC, as Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.
4.2
Series 2020-1 Supplement to Base Indenture, dated as of October 30, 2020, by and between Wingstop Funding LLC, as Issuer of the Series 2020-1 fixed rate senior secured notes, Class A-2, and Series 2020-1 variable funding senior secured notes, Class A-1, and Citibank, N.A., as Trustee and Series 2020-1 Securities Intermediary.

10.1
Class A-1 Note Purchase Agreement, dated as of October 30, 2020, by and among Wingstop Funding LLC, as Issuer, each of Wingstop Guarantor LLC and Wingstop Franchising LLC, each as a Guarantor, Wingstop Restaurants Inc., as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, Barclays Bank PLC, as Swingline Lender, Administrative Agent and L/C Provider.

10.2
Amended and Restated Guarantee and Collateral Agreement, dated as of October 30, 2020, by and among Wingstop Guarantor LLC and Wingstop Franchising LLC, each as a Guarantor, in favor of Citibank, N.A., as Trustee.

10.3
Amended and Restated Management Agreement, dated as of October 30, 2020, by and among Wingstop Funding LLC, Wingstop Franchising LLC, Wingstop Guarantor LLC, Wingstop Restaurants Inc., as Manager, and Citibank, N.A., as Trustee.

99.1	Press release, dated November 2, 2020 (furnished pursuant to Item 2.02)
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	November 2, 2020	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)